LOAN AGREEMENT

     This Loan Agreement (the "LOAN AGREEMENT") is made effective as of July 10, 2003 by and between O2Diesel Corporation (formerly, Dynamic Ventures Inc.), a Washington corporation (the "COMPANY") and Dynamic Touch Ltd. (the "LENDER").

                                    RECITALS
                                    --------

     A. The Company has commenced a recommended offer under the terms of a recommended offer document dated June 16, 2003 (the "AAE OFFER DOCUMENT"), to acquire all of the issued and outstanding equity securities of AAE Technologies International PLC, a corporation governed by the laws of the Republic of Ireland ("AAE"), in exchange for 18,000,000 shares of common stock of the Company (the "EXCHANGE OFFER").

     B. As a condition to closing the Exchange Offer, the Company has commenced a private placement offering of shares of common stock at US$1.50 per share (the "COMMON SHARES") to raise US$5,000,000 (the "PRIVATE PLACEMENT OFFERING") pursuant to the terms of that certain Private Placement Offering Memorandum dated May 29, 2003 (the "PRIVATE PLACEMENT MEMORANDUM").

     C. The Company anticipates that the Exchange Offer will close on or about July 10, 2003, and that it will not have sufficient subscriptions under the Private Placement Offering to satisfy the condition to closing the Exchange Offer, and the Company and AAE have determined that the Private Placement Offering condition can be satisfied if the Company receives a bridge loan convertible into Common Shares on the same terms as the Private Placement Offering.

     D. The Lender has previously extended a bridge loan to AAE in the principal amount of US$1,000,000 evidenced by promissory notes issued by AAE (the "AAE NOTES").

     E. In order to assist the Company in satisfying its obligation to complete a private placement as a condition to closing the Exchange Offer, the Lender has agreed to make the Company a bridge loan equal to the difference between US$5,000,000 and the total aggregate subscription amount received by the Company as of the date hereof (the "BRIDGE LOAN"). The Company intends to continue to accept subscriptions under the Private Placement Offering after closing the Exchange Offer and the proceeds of such subsequent placements will be used to repay the Bridge Loan.

     F. In the event the Private Placement Offering is not fully subscribed thirty (30) days after the Closing Date of the Exchange Offer, the unpaid portion of the Bridge Loan will be converted into Common Shares on the same terms as the Private Placement Offering. The Bridge Loan will be evidenced by a convertible promissory note in substantially the form attached to this Agreement as Appendix I (the "NOTE").
   ----------

     G. The Lender has executed and delivered a Subscription Agreement in substantially the form attached to the Private Placement Memorandum as Exhibit A (the "SUBSCRIPTION AGREEMENT").


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                                    AGREEMENT
                                    ---------

     In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

     1.   ADVANCE OF BRIDGE LOAN.
          ----------------------

          (a)     ADVANCE OF BRIDGE LOAN AND ISSUANCE OF NOTE.  Subject to the
                  -------------------------------------------
terms and conditions of this Loan Agreement, the Lender agrees to lend the Company the aggregate amount of four million dollars (US$4,000,000)(the "LOAN AMOUNT"), by assigning the AAE Notes in the aggregate principal amount of one million dollars (US$1,000,000) and by wiring three million dollars (US$3,000,000) to the Company. The Company has agreed to borrow the Loan Amount from the Lender by accepting the assignment of the AAE Notes and a wire transfer in the aggregate of three million dollars (US$3,000,000). The Company shall issue to the Lender the Note in the principal amount equal to the Loan Amount.

          (b)     INTEREST.  No interest shall accrue on the principal balance
                  --------
of the Note.

          (c)     REPAYMENT OF NOTE.  The Company agrees to use its commercially
                  -----------------
reasonable efforts to accept additional subscriptions under the Private Placement Offering. All proceeds from sales of Common Shares under the Private Placement Offering after the date hereof shall be used to repay the Bridge Loan and applied to reduce the principal balance of the Note.

          (d)     AUTOMATIC CONVERSION OF THE BRIDGE LOAN.  The remaining
                  ---------------------------------------
balance of the Bridge Loan, if any, will be automatically converted into Common Shares under the terms of the Subscription Agreement thirty (30) days after the Closing Date of the Exchange Offer (the "CONVERSION DATE").

          (e)     DELIVERIES; CONVERSION.  The Company shall deliver to the
                  ----------------------
Lender the Note against the assignment of the AAE Notes together with properly endorsed Allonges (in substantially the forms attached hereto as Appendix II)
                                                                 -----------
and a wire transfer to the Company's bank account in the amount of three million dollars (US$3,000,000). The principal balance, if any, of the Note shall convert automatically into Common Shares on the Conversion Date. Within three (3) business days of the Conversion Date, the Company shall deliver one or more certificates representing the Common Shares registered to the Lender in accordance with the instructions set forth in the Subscription Agreement.

     2.   SUBSCRIPTION AGREEMENT.      The Lender understands and agrees that
          ----------------------
the conversion of the Note into Common Shares of the Company is subject to the terms and conditions set forth in the Subscription Agreement.

     3.   REPRESENTATIONS AND WARRANTIES OF THE LENDERS.  The representations,
          ---------------------------------------------
warranties, covenants and agreements made by the Lender in the Subscription Agreement are hereby incorporated herein by reference.

     4.   MISCELLANEOUS.
          -------------

          (a)     SUCCESSORS AND ASSIGNS.  The terms and conditions of this Loan
                  ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Loan Agreement, express or implied, is intended to confer upon any party other than the


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parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Loan Agreement, except as expressly provided in this Loan Agreement.

          (b)     GOVERNING LAW.  This Loan Agreement and all acts and
                  -------------
transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

          (c)     COUNTERPARTS.  This Loan Agreement may be executed in two or
                  ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (d)     TITLES AND SUBTITLES.  The titles and subtitles used in this
                  --------------------
Loan Agreement are used for convenience only and are not to be considered in construing or interpreting this Loan Agreement.

          (e)     NOTICES.  Unless otherwise provided, any notice required or
                  -------
permitted under this Loan Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with a commercial over-night courier service or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for the Lender on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          (f)     AMENDMENTS AND WAIVERS.  This Loan Agreement may be amended or
                  ----------------------
waived only in writing by the Company and the Lender.

          (g)     SEVERABILITY.  If one or more provisions of this Loan
                  ------------
Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Loan Agreement, (ii) the balance of the Loan Agreement shall be interpreted as if such provision were so excluded and
(iii) the balance of the Loan Agreement shall be enforceable in accordance with its terms.

          (h)     ENTIRE AGREEMENT.  The Subscription Agreement, this Loan
                  ----------------
Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

                            [Signature Pages Follow]


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The parties have executed this Loan Agreement as of the date first written above.

                                     COMPANY:

                                     O2DIESEL CORPORATION

                                     By: /s/ Eric Boehnke
                                         ---------------------------------------
                                         Eric Boehnke, President


                                     LENDER:

                                     DYNAMIC TOUCH LTD.


                                     By: /s/ C A Lamb
                                        ----------------------------------------
                                     Century Group
                                     -------------------------------------------

                                     Name: By Cilna A. Lamb
                                           -------------------------------------
                                                      (print)

                                     Title: Director
                                           -------------------------------------

                                     Address:  Trustnet Chambers, Lotemau Centre
                                               ---------------------------------
                                     PO Box 1225, A PIA, Samoa
                                     -------------------------


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                                   APPENDIX I

                       FORM OF CONVERTIBLE PROMISSORY NOTE



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                                   APPENDIX II



                                     ALLONGE


          This allonge is attached to that certain Promissory Note dated March 18, 2003 made by AAE Technologies International plc, payable to the order of Dynamic Touch Ltd. in the principal amount of _____ dollars ($_______).

          Pay to the order of O2Diesel Corporation, without recourse or warranty.

Dated:  July ____, 2003

                                              Dynamic Touch Ltd.

                                              By: ______________________________
                                                  Name:
                                                  Title:


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                                     ALLONGE


          This allonge is attached to that certain Promissory Note dated March 31, 2003 made by AAE Technologies International plc, payable to the order of Dynamic Touch Ltd. in the principal amount of _______ dollars ($_________).

          Pay to the order of O2Diesel Corporation, without recourse or warranty.


Dated:  July ____, 2003

                                              Dynamic Touch Ltd.

                                              By: ______________________________
                                                  Name:
                                                  Title:


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